Exhibit 10.4

TRANCHE A-B PUT OPTION AGREEMENT

BSA2023-KC-AB

By and between

Abivax S.A.

as Issuer

and

Kreos Capital VII Aggregator SCSp

Claret European Growth Capital Fund III SCSp

as Beneficiaries

20 August 2023

Table of contents

1.	Definitions	4
2.	Put option over the Option Warrants	5
3.	Exercise Notice	6
4.	Put Price	6
5.	Effective date - Term	7
6.	Miscellaneous	7
7.	Governing law - Jurisdiction	8
8.	Electronic Signature	9

Put Option Agreement

This agreement (hereinafter referred to as “Put Option Agreement”) is entered into on 20 August 2023, by and between:

1.

Abivax S.A., a limited company (société anonyme) incorporated under the laws of France, with a share capital of EUR 423,315.85 having its registered office at 7, boulevard Haussmann – 75009 Paris, France, registered under single identification number 799 363 718 RCS Paris, and listed on the Paris stock exchange (Euronext Paris) under ISIN code FR0012333284, represented by Mr. Marc de Garidel, in his capacity as chief executive officer (Directeur Général);

(hereinafter referred to as the “Issuer” or as the “Purchaser”)

ON THE FIRST PART

AND

2.

Kreos Capital VII Aggregator SCSp, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 1, Boulevard de la Foire L—1528 Luxembourg, registered under identification number B264706, represented by Mr. Mark Collins, duly authorised for the purposes hereof,

(hereinafter referred to as “Kreos”)

3.

Claret European Growth Capital Fund III SCSp, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d’Esch—L—1471 Luxembourg, registered under identification number B245583, represented by Mr. David Moscato and Mr. Riccardo Zorzetto, duly authorised for the purposes hereof,

(hereinafter referred to as “Claret”)

(Kreos and Claret being hereinafter referred to, together with any successor or assign, as the “Beneficiaries” or the “Holders”)

ON THE SECOND PART

Issuer and Holders being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

Whereas

(A)

The Issuer is a French société anonyme created in December 2013 focused on developing therapeutics that modulate the immune system to treat patients with chronic inflammatory diseases. Since June 2015, the Issuer has been listed on the Paris stock exchange (Euronext Paris).

(B)

In order to finance the development of the Issuer’s business in general, Kreos Capital VII (UK) Limited, a private limited company incorporated under the laws of England, having its registered office at 5th Floor, 25-28 Old Burlington Street, London W1S 3AN, United Kingdom, registered under identification number 13611522, Claret European Specialty Lending Company III, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, route d’Esch, L471 Luxembourg, registered under identification number B246159 and Kreos (hereinafter referred to as the “Subscribers”) have agreed to subscribe to an Issue of Bonds by the Issuer for a nominal amount of up to seventy-five million euros (EUR 75,000,000.00) subject to and upon the terms and conditions of the subscription agreement entered into between the Issuer and Subscribers on 20 August 2023 (hereinafter referred to as the “Subscription Agreement”).

(C)

In accordance with the provisions of the Subscription Agreement, the subscription to the Bonds by the Amortized Bonds Subscribers and the OCABSA Subscribers is subject to concurrent the issuance of warrants by the Issuer to the benefit of the Warrants Subscribers.

(D)

On 20 August 2023, the Issuer and the Beneficiaries entered into a warrants issue agreement (the “Warrants Issue Agreement”), pursuant to which the Issuer issued, on the same date, 214,198 BSA 2023-KC-AB warrants (the “Warrants”) to the Beneficiaries.

(E)	The Parties enter into this Put Option Agreement for the sole purpose of implementing the cashless exercise option set forth in the Warrant Issue Agreement.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

1.	Definitions

1.1	In this Put Option Agreement, unless the context otherwise specifically provides, the following expressions shall have the following meanings:

Exercise Notice	means any notice whereby a Holder notifies the Issuer of its decision to exercise all or part of the Warrants held by such Holder;

Option Warrants	has the meaning set out in Section 2.1;

Put Option	has the meaning set out in Section 2.1;

Put Option Agreement	has the meaning set out in the heading hereof;

Put Price	has the meaning set out in Section 4;

Seller	means any Warrant holder serving a notice to exercise the put option under this Put Option Agreement in accordance with the provisions of Section 3;

Subscription Agreement	has the meaning set out in Section B of the preamble hereof.

Validity Period	has the meaning set out in Section 5;

Warrant	has the meaning set out in Section D of the preamble hereof;

Warrants Issue Agreement	has the meaning set out in Section D of the preamble hereof;

1.2	In this Put Option Agreement, except as otherwise provided or where clearly inconsistent in the light of the context:

(i)	words importing the singular include the plural and vice versa;

(ii)	words denoting gender include every gender;

(iii)	words denoting persons include bodies corporate or unincorporate;

(iv)	a section, clause, sub-clause or Appendix is to a section, clause, sub-clause or Appendix, as the case may be, of or to this Put Option Agreement;

(v)	any provision of a statute shall be construed as a reference to that provision as amended, modified, re-enacted or extended from time to time;

(vi)

words and expressions in the French language defined in the French Commercial Code (Code de commerce) or the French Monetary and Financial Code (Code monétaire et financier) as amended shall bear the same meanings herein, and

(vii)	capitalised terms not defined herein shall have the meaning given to them in the Subscription Agreement.

1.3	The headings in this Put Option Agreement are for ease of reference only and shall not affect the construction of this Agreement.

1.4

Should any conflicts occur between this Put Option Agreement and the Subscription Agreement or any ancillary contractual document entered into between the parties, the Parties agree that the Subscription Agreement’s provisions shall prevail.

2.	Put option over the Option Warrants

2.1

For the whole validity period of this Put Option Agreement, as defined in Section 5 hereinafter, any Holder shall have the option (the “Put Option”) to sell to Purchaser, upon each exercise of all or part of the Warrants held by such Holder, at the Put Price, and in accordance with the procedure set out in Section 3 below, a proportion of the number of Warrants mentioned in the Exercise Notice (the “Option Warrants”) as determined in accordance with the provisions of Section 2.2 below.

2.2	At each exercise of Warrants by any Holder, the number of Option Warrants shall be equal to the result of the following formula:

NOW = NEW – { [ ( MSP – P ) * NEW ] / MSP }

Where:

NOW:	means the number of Option Warrants;

NEW:	means the total number of Warrants mentioned in the relevant Exercise Notice;

MSP:

means the volume-weighted average trading price of the shares of the Issuer on the regulated market of Euronext in Paris over the three (3) trading day period ending the day before the date of the Exercise Notice, and

P:	means the exercise price (as defined in paragraph 5.3.4 of the Warrants Issue Agreement).

2.3

Accordingly, the Issuer hereby irrevocably undertakes to buy the Option Warrants, in accordance with the provisions of article 1124 of the French civil Code (Code civil), at the Put Price, and to undertake all necessary actions to ensure the effective transfer of all the Option Warrants, including the execution of any and all documents and transfer deeds required to complete such sale and transfer of the Option Warrants.

2.4

The Issuer further acknowledges no Holder may be compelled to exercise the Put Option and that the exercise of the Put Option remains discretionary on the part of any Holder subject to the terms and conditions hereof.

3.	Exercise Notice

3.1	It is expressly agreed that the Put Option may only be exercised in the framework and for the purposes of a cashless exercise of Warrants. As a consequence:

(a)

whenever (i) a Holder sends an Exercise Notice whereby he notifies the Issuer of the exercise of a determined number of Warrants, and (ii) such Exercise Notice includes the election for a cashless exercise, then such Exercise Notice shall be regarded by the Issuer as an exercise notice for the Put Option, without any additional notice being required on the part of the Holder, and

(b)	no exercise of the Put Option may be carried out on a standalone basis.

3.2

As a consequence of the exercise of the Put Option, the number of Warrants to be exercised under the Exercised Notice shall, as of right, be limited to the difference between (i) the total number of Warrants mentioned in the relevant Exercise Notice and (ii) the number of Option Warrants.

4.	Put Price

4.1

The consideration to be paid by Purchaser to the relevant Holder for each Option Warrant offered for purchase under this Put Option Agreement (the “Put Price”) shall be equal to the result of the following formula:

PP = ( MSP – P )

Where

PP:	means the unit Put Price;

MSP:

means the volume-weighted average trading price of the shares of the Issuer on the regulated market of Euronext in Paris over the three (3) trading day period ending the day before the date of the Exercise Notice; and

P:	means the Exercise Price of the Warrants (as defined in the Warrants Issue Agreement).

4.2

The Put Price prevailing at the date of the Exercise Notice, as calculated by the Holder in accordance with the terms of this Agreement, shall be mentioned by the Holder in Exercise Notice including the election for a cashless exercise.

4.3

The Put Price to be paid in consideration for each Option Warrant shall immediately be accounted for by the Issuer as a certain fixed amount and due receivable of the Holder on the Issuer and all pertaining document shall be made available to the Issuer’s statutory auditor. The Issuer shall procure that the board meeting acknowledging the issuance of the new shares is convened as soon as practicable after the receipt of the Exercise Notice, it being specified that no more than one (1) Board meeting per trimester shall be convened for the purpose of such acknowledgment.

4.4

The stamp costs (droits d’enregistrement) relating to the sale and purchase of the Option Warrants under this Put Option Agreement shall be borne by Purchaser. The Purchaser shall also be in charge of the related tax formalities. The Purchaser will use its best efforts to work with the Seller and its advisers to prepare any tax filings required to be made in respect of Seller.

5.	Effective date—Term

5.1	This Put Option Agreement shall come into force as at the issuance of Warrants by the Issuer.

5.2

This Put Option Agreement shall remain in force for the whole validity period of the Warrants (the “Validity Period”). For the avoidance of doubt, any notice served at the latest on the expiration date of such period shall be binding upon the Purchaser under this Put Option Agreement.

6.	Miscellaneous

6.1	Completion of Transfer

The Option Warrants shall be transferred, the Warrants exercised and the shares issued within five (5) Business Days of the date of the Exercise Notice.

The Option Warrants purchased by the Issuer shall automatically become null and void upon their transfer.

6.2	Confidentiality

This Put Option Agreement, as well as any information, data or document exchanged under this Put Option Agreement, shall be treated as confidential. However, the Parties agree that the Issuer will disclose the Put Option as necessary under applicable laws and/or to meet requirements of the French Financial Markets Authority (AMF), the Securities and Exchange Commission (SEC) and Euronext Paris.

6.3	Entire agreement

This Put Option Agreement, as well as the documents referred to in it, constitute the entire agreement and understanding between the Parties in respect of the subject matter referred to in this Put Option Agreement and supersedes and excludes all previous agreements, arrangements, statements and representations in relation to such subject matter, unless expressly incorporated herein by the terms of this Put Option Agreement.

6.4	Invalidity and severability

Should any provisions of this Put Option Agreement be found by any court, administrative body or regulatory body of competent jurisdiction to be invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the other provisions of this Put Option Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The Parties agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of the invalid or unenforceable provision.

6.5	Amendments

No variation or other modification or addition to this Put Option Agreement shall be enforceable by either Party unless it is in writing, signed on behalf of both Parties and the intention to vary, modify or add to this Put Option Agreement is clearly expressed.

6.6	No-waiver

No waiver by either Party of any breach of the obligations of the other Party under this Joint Venture Agreement shall constitute a waiver of any other prior or subsequent breach. Unless otherwise provided for in this Put Option Agreement, neither Party’s rights shall be affected by any delay, failure or omission to enforce or express forbearance granted in respect of any obligation of the other Party.

6.7	Costs and expenses

Subject to any express stipulation in this Put Option Agreement providing otherwise, the Issuer will cover its own legal costs and all the Subscriber’s reasonable legal costs relating to the negotiation, preparation and execution of this Put Option Agreement, and ancillary documents and the completion of the transactions in connection therewith, within the limits set forth in the Subscription Agreement.

6.8	Further assurance

Each Party shall co-operate with the other and execute and deliver to the other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time to carry out, evidence and confirm their rights and the intended purpose of this Put Option Agreement. Each Party shall further ensure that its respective officers and employees shall observe the terms and conditions of this Put Option Agreement.

6.9	Assignment

The Issuer hereby acknowledges the Warrants may be transferred in accordance with the terms of the Warrants Issue Agreement and accordingly accepts the transfer of the benefit of this Agreement to any transferee(s) of the Warrants in accordance with the terms of the Warrants Issue Agreement, in accordance with the provisions of article 1216 of the French civil Code (Code civil).

7.	Governing law—Jurisdiction

7.1	This Put Option Agreement shall be exclusively governed by, construed and take effect in accordance with French law.

7.2	Any dispute concerning the validity, interpretation or performance of this Put Option Agreement will be submitted to the Tribunal of Commerce of Paris.

8.	Electronic Signature

In accordance with articles 1366 and 1367 of the French civil code (Code civil), this Agreement shall be signed electronically via DocuSign. Each of the Parties acknowledges that it has received all the information required for the electronic signature of the Agreement and that it has signed the Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into the Agreement in this regard. Furthermore, in accordance with the provisions of article 1375 of the French Civil code, the obligation to deliver an original copy to each of the Parties is not necessary as proof of the commitments and obligations of each Party to the Agreement. The delivery of an electronic copy of the Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to the Agreement.

/s/ Marc de Garidel	/s/ Mark Collins
Abivax S.A.	Kreos Capital VII Aggregator SCSp
Mr. Marc de Garidel	Mr. Mark Collins

/s/ David Moscato	/s/ Riccardo Zorzetto
Claret European Growth Capital Fund III SCSp	Claret European Growth Capital Fund III SCSp
Mr. David Moscato	Mr. Riccardo Zorzetto